Exhibit 99.1

Ali Dibadj joins Janus Henderson as

Chief Executive Officer and Director

LONDON – 21 JUNE 2022 – Janus Henderson Group plc (NYSE/ASX: JHG) (“JHG” or the “Company”) announced that Ali Dibadj has joined the Company as Chief Executive Officer (“CEO”). Additionally, Mr. Dibadj has been appointed to the Company’s Board of Directors. He succeeds Roger Thompson, Chief Financial Officer, who had served as Interim Chief Executive Officer from 1 April 2022 to 20 June 2022.  Mr. Thompson will continue in his role as Chief Financial Officer.

Ali Dibadj, 47, was Chief Financial Officer and Head of Strategy at AllianceBernstein Holding L.P. (“AB”), where he also has served as a Portfolio Manager for AB Equities, working with portfolio companies to improve their operational, ESG, and capital allocation performance. Prior to that, as senior research analyst with Bernstein Research Services, he was ranked as the number one analyst 12 times by Institutional Investor. Before joining AB, he spent almost a decade in management consulting, including at McKinsey & Company. Mr. Dibadj holds a Bachelor of Science in engineering sciences from Harvard College and a Juris Doctor from Harvard Law School.

Richard Gillingwater, Chairman of the Board of Directors, said, “We are excited to welcome Ali to Janus Henderson as our new CEO.  His track record, experiences, accomplishments, and vision are all invaluable assets that will benefit clients as we support their goals. We look forward to his contributions and leadership as Janus Henderson pursues its next stage of growth in a rapidly evolving marketplace.”

Ali Dibadj, Chief Executive Officer, said, “I am humbled and proud to have been asked by the Board to join the talented Janus Henderson team and have long admired Janus Henderson’s intellectual honesty, depth of research, and client-focus. Janus Henderson is a resilient and forward-thinking firm, and I am confident that our employees, the current executive team, the Board, and I will be able to identify and capture growth and innovation that creates value for our clients, employees, shareholders, communities, and all stakeholders.”

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This press release is solely for the use of members of the media and should not be relied upon by personal investors, financial advisers or institutional investors.  We may record telephone calls for our mutual protection, to improve customer service and for regulatory record keeping purposes.

Issued by Janus Henderson Investors. Janus Henderson Investors is the name under which investment products and services are provided by Janus Henderson Investors International Limited (reg no. 3594615), Janus Henderson Investors UK  Limited (reg. no. 906355), Janus Henderson Fund Management UK Limited (reg. no. 2678531), Henderson Equity Partners Limited (reg. no.2606646), (each registered in England and  Wales at 201 Bishopsgate, London EC2M 3AE and regulated by the Financial  Conduct Authority) and Henderson Management S.A. (reg no. B22848 at 2 Rue de Bitbourg, L-1273, Luxembourg and regulated by the Commission de Surveillance du Secteur Financier).  Henderson Secretarial Services Limited (incorporated and registered in England and Wales, registered no. 1471624, registered office 201 Bishopsgate, London EC2M 3AE) is the name under which company secretarial services are provided. All these companies are wholly owned subsidiaries of Janus Henderson Group plc. (incorporated and registered in Jersey, registered no. 101484, with registered office at 13 Castle Street, St Helier, Jersey, JE1 1ES).

Janus Henderson, Knowledge Shared and Knowledge Labs are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

Investor Inquiries:

Jim Kurtz Co-Head Investor Relations (US)	+1 (303) 336 4529 jim.kurtz@janushenderson.com

Melanie Horton Co-Head Investor Relations (non-US)	+44 (0) 20 7818 2905 melanie.horton@janushenderson.com

Media Inquiries:

Sarah de Lagarde Global Head of Communications	+44 (0) 20 7818 2626 sarah.delagarde@janushenderson.com

Notes to editors

About Ali Dibadj

Ali Dibadj was appointed Chief Financial Officer & Head of Strategy for Alliance Bernstein (AB) in 2021 and, previously, Head of Finance and Strategy in 2020, responsible for overseeing the Financial Planning & Analysis, Tax, Treasury, Controller, Investor Relations, Strategy, and Corporate Development teams. He is a member of the firm’s Operating Committee. As Portfolio Manager for AB Equities since 2017, specializing in engagement, he has worked with portfolio companies to improve their operational, ESG, and capital allocation performance. As senior analyst for AB Bernstein Research Services from 2006 to 2020, he was ranked the number one analyst 12 times by Institutional Investor. Prior to joining AB, Ali Dibadj spent almost a decade in management consulting, including at McKinsey & Company and Mercer. He also worked at the law firm Skadden, Arps. He is on the Boards of Sysco Corporation and the Young People’s Chorus. Throughout his career, Ali has been focused on fostering a culture of openness, diversity, and inclusion.

Ali holds an SB in engineering sciences, with a specialization in electrical engineering, from Harvard College and a JD, with a focus on law and business, from Harvard Law School.  He has 16 years of experience in the asset management industry and 25 years of financial industry experience.

About Roger Thompson

Roger Thompson is Chief Financial Officer at Janus Henderson Investors, a position he has held since 2013. He is also a member of the Executive Committee. Roger joined Henderson from J.P. Morgan Asset Management, where most recently he was global chief operating officer; previously, he was head of UK and prior to that was international CFO. Roger had a broad range of roles at J.P. Morgan and worked in Tokyo, Singapore, and Hong Kong. He trained as an accountant with PricewaterhouseCoopers. Roger graduated with a BA degree (Hons) in accountancy and economics from Exeter University. He is a chartered accountant and has 30 years of financial industry experience.

This press release is solely for the use of members of the media and should not be relied upon by personal investors, financial advisers or institutional investors.  We may record telephone calls for our mutual protection, to improve customer service and for regulatory record keeping purposes.

Issued by Janus Henderson Investors. Janus Henderson Investors is the name under which investment products and services are provided by Janus Henderson Investors International Limited (reg no. 3594615), Janus Henderson Investors UK  Limited (reg. no. 906355), Janus Henderson Fund Management UK Limited (reg. no. 2678531), Henderson Equity Partners Limited (reg. no.2606646), (each registered in England and  Wales at 201 Bishopsgate, London EC2M 3AE and regulated by the Financial  Conduct Authority) and Henderson Management S.A. (reg no. B22848 at 2 Rue de Bitbourg, L-1273, Luxembourg and regulated by the Commission de Surveillance du Secteur Financier).  Henderson Secretarial Services Limited (incorporated and registered in England and Wales, registered no. 1471624, registered office 201 Bishopsgate, London EC2M 3AE) is the name under which company secretarial services are provided. All these companies are wholly owned subsidiaries of Janus Henderson Group plc. (incorporated and registered in Jersey, registered no. 101484, with registered office at 13 Castle Street, St Helier, Jersey, JE1 1ES).

Janus Henderson, Knowledge Shared and Knowledge Labs are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, multi-asset and alternative asset class strategies. At 31 March 2022, Janus Henderson had approximately US$361 billion in assets under management, more than 2,000 employees, and offices in 23 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Forward-Looking Statements Disclaimer

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks, uncertainties, assumptions and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings or furnishings made by the Company with the SEC from time to time.

This press release is solely for the use of members of the media and should not be relied upon by personal investors, financial advisers or institutional investors.  We may record telephone calls for our mutual protection, to improve customer service and for regulatory record keeping purposes.

Issued by Janus Henderson Investors. Janus Henderson Investors is the name under which investment products and services are provided by Janus Henderson Investors International Limited (reg no. 3594615), Janus Henderson Investors UK  Limited (reg. no. 906355), Janus Henderson Fund Management UK Limited (reg. no. 2678531), Henderson Equity Partners Limited (reg. no.2606646), (each registered in England and  Wales at 201 Bishopsgate, London EC2M 3AE and regulated by the Financial  Conduct Authority) and Henderson Management S.A. (reg no. B22848 at 2 Rue de Bitbourg, L-1273, Luxembourg and regulated by the Commission de Surveillance du Secteur Financier).  Henderson Secretarial Services Limited (incorporated and registered in England and Wales, registered no. 1471624, registered office 201 Bishopsgate, London EC2M 3AE) is the name under which company secretarial services are provided. All these companies are wholly owned subsidiaries of Janus Henderson Group plc. (incorporated and registered in Jersey, registered no. 101484, with registered office at 13 Castle Street, St Helier, Jersey, JE1 1ES).

Janus Henderson, Knowledge Shared and Knowledge Labs are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.